UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

____________________

Date of report (Date of earliest event reported): July 8, 2011

Applied DNA Sciences, Inc
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	002-90539 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

25 Health Sciences Drive, Suite 215
Stony Brook, New York 11790
(Address of Principal Executive Offices) (Zip Code)

631-444- 8090
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On July 8, 2011, Applied DNA Sciences, Inc. (the “Company”) entered into an agreement, dated as of July 7, 2011 (the “Agreement”) with Disc Graphics Inc., a provider of specialty packaging (“DG”).

Under the terms of the Agreement, DG will purchase DNA security markers (“Markers”) from the Company to be incorporated into coatings for DG’s products.  Additionally, DG will be the Company’s exclusive distributor in North America of Markers for the folding carton offset print sector and non-exclusive distributor of Markers for pressure sensitive labels. Under the Agreement, the Company is obligated to provide Markers for up to a fixed amount of coatings. The Company received an initial fee upon entering the Agreement, and is entitled to an annual fee for the Markers, as well as fees for any authentication services provided by the Company.  The initial term of the Agreement is three years and will automatically renew for successive one year periods, unless either party terminates the Agreement by giving written notice to the other party at least ninety (90) days prior to the end of the third year.  After the initial term, the Company has the right to terminate if DG does not pay the annual fee.

A copy of the press release issued by the Company on July 14, 2011 relating to the Agreement is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits.

Exhibit 99.1	Press Release issued by Applied DNA Sciences, Inc. on July 14, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied DNA Sciences, Inc.
(Registrant)

By: /s/ James A. Hayward
James A. Hayward
Chief Executive Officer

Date: July 14, 2011